UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2015
________________________

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	0-22140	42-1406262
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2015, Mr. Ronald W. Butterfield, 65, the Executive Vice President and Chief Administrative Officer of Meta Financial Group, Inc. (the “Company”), notified the Company of his intention to retire from his positions with the Company, which retirement will become effective October 1, 2015. It is expected that, following the effective date of Mr. Butterfield’s retirement from his current positions with the Company, Mr. Butterfield will be available to provide consulting services to the Company as may be necessary or appropriate.

On August 3, 2015, Sonja Theisen, 34, was appointed to serve as Chief Accounting Officer of the Company. Ms. Theisen previously served as Senior Vice President and Controller of the Company and MetaBank, the Company’s wholly-owned subsidiary, a position Ms. Theisen held since December 2013. Prior to joining the Company in December 2013, Ms. Theisen served as the Senior Vice President and Head of Finance Operations for Great Western Bancorp Inc., a bank holding company for Great Western Bank, from November 2010 to December 2013, and as Audit Manager for Eide Bailly LLP, a certified public accounting and business advisory firm, from May 2010 to November 2010 and for KPMG LLP, an audit, tax and advisory firm, from January 2004 to May 2010. Ms. Theisen has a B.A. degree in Accounting and a Master of Professional Accountancy (MPA) from University of South Dakota and is a Certified Public Accountant (CPA).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

Date: August 4, 2015